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                                                                      EXHIBIT 99


IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

The Company may occasionally make forward-looking statements and estimates, such as forecasts and projections of the Company's future performance or statements of management's plans and objectives. These forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may be contained in SEC filings, Annual Reports to Shareholders, Press Releases and oral statements, among others, made by the Company. Actual results could differ materially from those in such forward-looking statements. Therefore, no assurances can be given that the results in such forward-looking statements will be achieved. Important factors that could cause the Company's actual results to differ from those contained in such forward-looking statements include, among others, the factors mentioned below.

NEW PRODUCT INTRODUCTIONS. From its inception through 1995, the Company experienced rapid growth, both in sales and product offerings. The growth of the Company has been, and will continue to be, largely dependent upon the ability of the Company to continue to introduce new products which will be accepted by the market. However, as a result of the Company's product repositioning, there can be no assurance that the Company will be able to attain a vigorous rate of growth which it had experienced previously, that it will continue to generate new product ideas which meet the Company's profit and return on investment objectives or that new product introductions will be well received by the market.

ABILITY TO IMPLEMENT NEW INFORMATION SYSTEM. The Company is in the process of implementing a new, fully integrated enterprise-wide computer information system. The ability of the Company to improve the management of its operations and working capital are dependent upon the timely and successful implementation of this system. In addition, the new computer system is fully compliant with Year 2000, whereas the current system used by the Company requires modifications to become Year 2000 compliant. Any significant delay or inability to adequately implement this system may have a material adverse affect on the Company's business and its results of operations.

ABILITY TO MANAGE OPERATIONS AND FUTURE GROWTH. The Company's continued success is also dependent upon its ability to manage the Company's repositioned operation, which in turn will require it to continue to implement and improve the operational and financial systems introduced in the late 1996 and in 1997, and to attract, train and retain qualified employees to meet the Company's needs during its strategic repositioning and future anticipated growth. These demands are expected to require additional management resources and the development of additional expertise by existing management. The failure to manage its operations effectively would have a material adverse effect on the Company.

DEMAND FOR THE COMPANY'S PRODUCTS. The success of the Company's business depends in large part on continued consumer demand for its juvenile and home security products. Changes in consumer demand due to general economic weakness or to less favorable child bearing demographics, among other factors, could have a material adverse effect on the Company.

RELIANCE ON CONTRACT MANUFACTURERS: FOREIGN MANUFACTURING. The Company does not own or operate its own manufacturing facilities. Manufacturing is performed to the Company's specifications by over 20 manufacturers located in the Far East, the United Kingdom, Canada and the United States. As a result of not owning its own manufacturing facilities, the Company has less control over the product manufacturing cycle necessary to bring products, both newly introduced and existing products, to market. Failure of a third party manufacturer to produce a product according to the Company's specifications or to adhere to the Company's schedules may have a material adverse effect on the Company's business and its results of operations.

Historically, the Company has derived over 50% of its sales from products manufactured in the Far East, mainly in China. Obtaining its products from foreign manufacturers subjects the Company to a number of additional risks, including transportation delays and interruptions, political and economic disruptions, the imposition of tariffs, quotas and other import and export controls, currency fluctuations and changes in governmental policies, particularly those affecting trade with China. Although, the Company continues to explore alternative manufacturing sources outside of China, there can be no assurance that the Company will be able to utilize alternative sources of supply in a timely and cost effective manner.

In addition, because the Company relies largely on foreign manufacturers, the Company is required to order products further in advance of customer orders than would generally be the case if such products were manufactured domestically. The risk of ordering products in this manner is greater during the initial introduction of new products since it is difficult to determine demand for such
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products.

DEPENDENCE ON MAJOR CUSTOMERS: CREDIT RISKS. The three largest customers of the Company have historically accounted for approximately 50% of the Company's net sales. A significant reduction of purchases by any of the Company's largest customers could have a material adverse effect on the Company's business. The uncertain environment in the retail industry could jeopardize the business prospects of the Company's customers and impose significant credit risks.

PRODUCT LIABILITY RISKS. The Company's juvenile products are used for and by small children and infants. The Company's home security products, such as the carbon monoxide detector, are intended for protection of health and safety of individuals. The Company carries product liability insurance in amounts which management deems adequate to cover risks associated with such use; however, these can be no assurance that existing or future insurance coverage will be sufficient to cover all product liability risks.

GOVERNMENT REGULATION. The Company's products are subject to the provisions of the Federal Consumer Product Safety Act and the Federal Hazardous Substances Act (the "Acts") and the regulations promulgated thereunder. The Acts authorize the Consumer Product Safety Commission (the "CPSC") to protect the public from products which present a substantial risk of injury. The CPSC can require the repurchase or recall by the manufacturer of articles which are found to be defective and impose fines or penalties on the manufacturer. Similar laws exist in some states and cities and in other countries in which the Company markets its products. Any recall of its products could have a material adverse effect on the Company.

COMPETITION. The juvenile products and home security industries are highly competitive and include numerous domestic and foreign competitors, some of which are substantially larger and have greater financial and other resources than the Company. The Company competes on the basis of product innovations, brand name recognition, price quality, customer service and breadth of product line.

COST OF DEBT. Interest rate increases will have an adverse effect on the Company's earnings.

INTERNATIONAL SALES AND EXPANSION. The Company is actively attempting to expand its international sales. In 1998, international sales represented 19% of the Company's revenue. To the extent that customers of the Company's products pay for their purchases in U.S. dollars, currency fluctuations which favor the U.S. dollar could have a material adverse effect on the Company's business and its results of operations.

PREFERRED STOCK REDEMPTION: The holders of the Company's Series B Preferred Stock have the right to require the company to redeem the preferred stock immediately under certain conditions, provided that the holders surrender their ten-year warrants to purchase approximately 1,270,000 shares of Common Stock. Upon such occurrence the Company may be in default under the provision of its credit facility which prohibits the redemption of the preferred stock. Failure to honor the redemption would result in a default under the terms of the preferred stock.